EXHIBIT 23.2
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Advantage Corporation of our report dated March 24, 2003, except for the subsequent events described in Note 16 to the financial statements as to which the date is April 1, 2003, relating to the consolidated financial statements of US SEARCH.com Inc., which appears in First Advantage's Pre-Effective Amendment No. 5 to Registration Statement on Form S-4 (Registration No. 333-102565) filed May 14, 2003.




/s/ PricewaterhouseCoopers LLP

Los Angeles, California
January 5, 2004